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                                                                  Exhibit 10.15B



                            SECOND AMENDMENT TO LEASE


         This Second Amendment To Lease ("Amendment") is made and entered into this 20th day of March, 1999, by and between G & W Investments, a nini kumia formed under the laws of Japan (hereinafter called "Landlord"), and Timeline, Inc., (hereinafter called "Tenant").

                                    RECITALS

               A. Landlord and Tenant have entered into that certain Lease dated September 8, 1995 as amended June 27, 1996 by Amendment of Lease Commencement Date, (the "Lease") with respect to the leasing of 17,025 net rentable square feet of space known as Suite 106, 107, and 109 (the "Premises") in the building located at 3055 112th NE, Bellevue, Washington ("Building"). Any capitalized terms used herein and not otherwise defined shall have the same meaning as in the Lease.

               B. Landlord and Tenant now desire to enter into this Amendment to amend the Lease in order to reduce the size of the Premises pursuant to the terms provided herein.

        NOW THEREFORE, in consideration of the mutual covenants and agreements contained in the Lease and in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby further covenant and agree as follows:

                                    AGREEMENT

                      1. Effective March 31, 1999, ("Effective Date"), the following sections of the Lease shall be amended as provided below:

                             a. Premises. Section I.E. of the Lease shall be amended to change the definition of the Premises to include the reduction of 2,491 net rentable square feet effective March 31, 1999 and the reduction of 2,180 net rentable square feet effective April 30, 1999 shown as "Reduction Space" on the floor plan attached hereto as Exhibit A and incorporated herein so that on March 31,1999, the Premises shall consist of a total of 14,534 net rentable square feet and on April 30, 1999 the Premises shall consist of a total of 12,354 net rentable square feet.

                             b. Tenant's Proportionate Share. Section I. P. of the Lease shall be amended to change the pro-rated share so that on March 31, 1999, the Proportionate Share shall decrease from 41% to 34.66% and on April 30, 1999, from 34.66% to 29.5%.


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                             c.  Parking. Section I. Q. of the lease shall be
                      amended to change the number of parking spaces allocated to the premises so that on the March 31, 1999, the total number of parking spaces shall decrease from 62 to 53 located in such areas of the Project as Landlord determines and divided as follows: Thirteen 13 covered and forty one 41 non-covered or surface. On April 30, 1999, the total number of parking spaces shall decrease from 53 to 45, eleven (11) covered and thirty-four (34) non-covered or surface.

                             c. Monthly Rental. Section IV.A. and the Rental Schedule contained in Exhibit D of the Lease shall be amended to change the Monthly Rental payable under the Lease to that specified in the following schedule:

                                 The total Monthly Rental for the entire term is
                      equal to $505,423.75 and shall be payable monthly in accordance with the provisions of the Lease in installments as set forth below:

               Months               RSF       Monthly Rental    Annual Rent Rate
               ------               ---       --------------    ----------------
               April 1, 1999        14,534    $23,617.75        $19.50/RSF
               April 30, 1999

               May 1, 1999-         12,354    $20,075.25        $19.50/RSF
               April 30, 2001

                      2. Ratification. Except as hereby amended, all terms and conditions of the Lease shall remain unchanged and Landlord and Tenant hereby acknowledge and confirm that the same are in full force and effect.

                      3. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the subject matter hereof and can be changed only by an instrument in writing executed by both Landlord and Tenant.

                      4. Conflict of Terms. In the event that there is any
               conflict or inconsistency between the terms and conditions of the Lease and those of this Amendment, the terms and conditions of this Amendment shall control and govern the rights and obligations of the parties.




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        IN WITNESS WHEREOF, Landlord and Tenant caused this agreement to be duly executed effective the day and year first above written.



"TENANT"                                       "LANDLORD"

Timeline, Inc., a Washington corporation.      G & W Investments, a nini kumia
                                               formed under the laws of Japan

By:  /s/ Charles R. Osenbaugh                  By:  MONY Realty Partners, Inc.
     ------------------------------------           Its Agent

Its: President                                      By: /s/ Mark Novack
     ------------------------------------               ------------------------
                                                            Mark E. Novack
                                                            Vice President







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                                    EXHIBIT A


        Blue print of first floor of Building with Reduction Space outlined in yellow ink.



















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